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                                ALLERGAN, INC.

                                  EXHIBIT 11

                      COMPUTATION OF EARNINGS PER SHARE



Earnings per share of common stock, including common stock equivalents, have been computed based on the following weighted average number of shares and net earnings:

                                                          Three Months
                                                             Ended
                                                         March 31, 1996
                                                         --------------
         (in millions, except per share amounts)


         Weighted average number of common shares
           outstanding during the period                       64.6

         Weighted average number of additional
           shares issuable in connection with
           dilutive stock options based upon
           use of the treasury stock method
           and average market prices                            1.0
                                                              -----
         Weighted average number of common shares
           including common stock equivalents                  65.6
                                                              =====
         Net Earnings for the period                          $23.1
                                                              =====
         Primary Earnings Per Common Share                    $0.35
                                                              =====





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